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                                                                   EXHIBIT 10.17

                                ESCROW AGREEMENT

         This Escrow Agreement (this "Agreement") is made as of May 31, 2003 by and among U.S. Bank Trust National Association, as escrow agent ("Escrow Agent"), Pacific Biometrics, Inc., a Delaware corporation ("PBID"), and each of Makena Commercentre II, LLC, a California limited liability company, and Makena Partners, a California general partnership, (collectively "Makena").

         Makena, PBID, Pacific Biometrics, Inc., a Washington corporation ("PBIW"), and Saigene Corporation, a Delaware corporation ("Saigene"), are parties to that certain Settlement Agreement dated of even date herewith, pursuant to which PBID has agreed to issue to Makena 666,666 shares of PBID common stock, in order to secure the indebtedness of PBID, PBIW and Saigene under the Settlement Agreement and that certain Promissory Note referenced therein (the "Note Obligation").

         NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and intending to be legally bound, the parties agree as follows:

         1.       Escrow Account.

                  (a) Escrow of Shares. Simultaneously with the execution of this Agreement, PBID shall deposit with the Escrow Agent stock certificate(s) representing an aggregate of 666,666 shares of PBID common stock, issued in the name of the "Makena Commercentre II, LLC" (the "Shares"). The Escrow Agent hereby acknowledges receipt of such stock certificates. The Escrow Agent agrees to hold the Shares in an escrow account (the "Escrow Account"), subject to the terms and conditions of this Agreement. The Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto , and shall be held and disbursed solely for the purposes and in accordance with the terms of this Agreement.

                  (b) Security for Obligations. The Shares shall be held as security for the Obligations of PBID, PBIW and Saigene, subject to the limitations, and in the manner provided, in this Agreement and the Settlement Agreement.

                  (c) Stock Splits, Dividends, Recapitalizations, Etc. Any securities issued or distributed by PBID in respect of or in exchange for any of the Shares, whether by way of stock dividends, stock splits, recapitalizations or otherwise, shall be issued in the name of "Makena Commercentre II, LLC", and shall be delivered to the Escrow Agent, who shall hold such securities in the Escrow Account. Such securities shall be considered Shares for purposes hereof. Any cash dividends or property distributed in respect of the Shares (or any additional securities) which have not been released from the Escrow Account shall be added to the Escrow Account and become a part thereof. Notwithstanding the foregoing, in the event any securities are issued or distributed, or cash dividends paid, in respect of Shares that have been released from the Escrow Account, such cash or securities shall not be added to the Escrow Account but shall be distributed to the record holders of the released Shares.

                  (d) Voting of Shares; Irrevocable Proxy. Escrow Agent shall have sole voting rights with respect to the Shares held in the Escrow Account (and any voting securities added to the Escrow Account in respect of such Shares). By execution of this Agreement, Makena hereby grants Escrow Agent its irrevocable proxy and appoints Escrow Agent as its attorney and proxy, with full power of substitution, to vote and exercise all voting with respect to the Shares during such time that they are held in the Escrow Account. Makena acknowledges that this proxy is coupled with an interest and is irrevocable (to the maximum extent permitted by law).

                  (e) Restriction on Transferability. Makena may not voluntarily or involuntarily, directly or indirectly, sell, transfer, assign, pledge or otherwise dispose of, or mortgage, pledge, hypothecate or otherwise encumber, or permit or suffer any encumbrance of, all or any part of the Shares held in the Escrow Account. Any purported sale, transfer, assignment, pledge or encumbrance shall be null and void and of no force or effect whatsoever.

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                  (f)      Restrictive Legends. In addition to any restrictive
legends required by applicable law, certificates for the Shares shall bear restrictive legends referencing this Agreement and the Settlement Agreement.

         2. Release of Shares from Escrow Account. The Escrow Agent shall hold the Shares in the Escrow Account and shall release the Shares as follows:

                  (a) the Escrow Agent shall release and return to PBID for cancellation certificates representing 83,333 Shares, for each calendar quarter during which this Agreement is in effect in which PBID, PBIW and Saigene collectively make payments on the Obligations to Makena in an aggregate amount of at least $50,000;

                  (b) upon payment in full of the Obligations, the Escrow Agent shall release and return to PBID for cancellation certificates representing all remaining Shares held in the Escrow Account; or

                  (c) upon entry of a judgment according to the terms of the Stipulated Judgment (as defined in and in accordance with the Settlement Agreement), the Escrow Agent, only on notice by Makena, at its sole option, shall release to Makena all remaining Shares held in the Escrow Account.

         3. Instructions. Anything herein or otherwise to the contrary notwithstanding, Escrow Agent is authorized and directed to deliver and release the Shares and Escrow Account, or any part thereof, as directed from time to time either (a) in joint written instructions signed by Makena and PBID, or (b) five business days after receipt of written instructions from either party, with a copy to the other party, unless during such five-day period the other party notifies Escrow Agent in writing of its objections to the release of the Shares.

         4. Limited Power of Attorney. In addition to the irrevocable proxy granted pursuant to Section 1(d), Makena hereby appoints Escrow Agent as its attorney in fact, with full power of substitution, to act in the name and on the behalf of Makena to execute, acknowledge and file any and all certificates, assignments or other documents necessary to effect the release and transfer of the Shares from time to time to PBID pursuant to Sections 2(a) and 2(b). This power of attorney granted to the Escrow Agent is a special and limited power of attorney coupled with an interest, is irrevocable (to the maximum extent permitted by law), shall be binding on Makena' successors and assigns and is limited to those matters herein set forth

         5. Disputes. Anything in this Escrow Agreement or otherwise to the contrary notwithstanding, in the event Escrow Agent is advised in writing by either Makena or PBID of any dispute with respect to Section 2 of this Escrow Agreement, Escrow Agent shall continue to hold any Shares in dispute until advised in writing by PBID and Makena that such dispute has been resolved, in which case Escrow Agent shall disburse all Shares in dispute pursuant to said writing; provided, however, that if a legal proceeding is commenced for the resolution thereof and Escrow Agent is so advised in writing by PBID or Makena, Escrow Agent shall continue to hold such Shares until final disposition of such proceeding. Upon such final disposition, Escrow Agent shall disburse such Shares pursuant to a writing signed by PBID and Makena (which PBID and Makena agree shall be in accordance with the determination made in such proceeding).

         6. Fees and Expenses of Escrow Agent. All fees and expenses of ordinary and extraordinary services incurred by the Escrow Agent under this Escrow Agreement shall be paid by PBID. The fees of Escrow Agent shall be as set forth on Schedule A to this Agreement.

         7. Resignation and Removal of Escrow Agent. Escrow Agent may resign from its capacity hereunder at any time by giving written notice thereof to PBID and Makena, and such resignation shall become effective 30 days after such written notice is received by both PBID and Makena, except as otherwise provided in this Section 7. PBID and Makena acting jointly may remove Escrow Agent from its capacity hereunder at any time by giving Escrow Agent written notice thereof, and such removal shall become effective as specified in such notice. If the Escrow Agent shall resign or be removed, a successor escrow agent ("Successor Escrow Agent"), which shall be a bank or trust company having assets in excess of $100,000,000, shall be appointed by PBID and Makena by written instrument executed by PBID and Makena and delivered to the Escrow Agent and to such Successor Escrow Agent and, thereupon, the resignation or removal of the predecessor Escrow Agent shall become effective and such Successor Escrow Agent, without any further act, deed or conveyance, shall become vested with all right, title and

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interest to the Escrow Account of such predecessor Escrow Agent, and such predecessor Escrow Agent shall, on the written request of PBID, Makena or the Successor Escrow Agent, execute and deliver to such Successor Escrow Agent all the right, title and interest hereunder in and to the Escrow Account of such predecessor Escrow Agent and all other rights hereunder of such predecessor Escrow Agent. If no Successor Escrow Agent shall have been appointed within 30 days of a notice of resignation by the Escrow Agent, the Escrow Agent's sole responsibility shall thereafter be to hold the Escrow Account until the earlier of its receipt of designation of a Successor Escrow Agent, a joint written instruction by PBID and Makena, or termination of this Escrow Agreement in accordance with its terms.

         8.       Duty and Liability of Escrow Agent.

                  (a) The duties and obligations of the Escrow Agent shall be limited to and determined solely by the express provisions of this Escrow Agreement and no implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The sole duty of the Escrow Agent, other than as herein specified, shall be to receive and hold the Shares in the Escrow Account , subject to release in accordance with the terms of this Escrow Agreement.

                  (b) PBID and Makena may from time to time prepare, execute and deliver to Escrow Agent joint written supplemental escrow instructions signed by PBID and Makena containing such terms and conditions not inconsistent with this Escrow Agreement as the Escrow Agent may reasonably require, which escrow instructions shall be binding upon the parties hereto.

                  (c) The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of any agreement between PBID and Makena other than this Escrow Agreement.

                  (d) The Escrow Agent shall not be responsible or liable in any manner whatsoever for the performance or compliance of or by PBID and Makena of their respective obligations under this Escrow Agreement or the Settlement Agreement, nor shall the Escrow Agent be responsible or liable in any manner whatsoever for the failure of any third party to honor any of the provisions of this Escrow Agreement.

                  (e) The Escrow Agent is not bound by and is under no duty to inquire into the terms or validity of any other agreements or documents, including any agreements or documents which may be related to, referred to in or deposited with the Escrow Agent in connection with this Escrow Agreement.

                  (f) The Escrow Agent shall be entitled to rely upon and shall be protected in acting in reliance upon any instruction, notice, information, certificate, instrument, instructions, or other document that is submitted to it in connection with its duties under this Escrow Agreement and that the Escrow Agent in good faith believes to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall have no liability with respect to the form, execution, validity, or authenticity thereof.

                  (g) The Escrow Agent shall not be liable for any act that the Escrow Agent may do or omit to do hereunder, or for any mistake of fact or law, or for any error of judgment, or for the misconduct of any employee, agent or attorney appointed by it, while acting in good faith, unless caused by or arising from its own gross negligence or willful misconduct.

                  (h) The Escrow Agent shall be entitled to consult with counsel of its own selection and the opinion of such counsel shall be full and complete authorization and protection to the Escrow Agent in respect of any action taken or omitted by the Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

         9. Indemnification. PBID and Makena agree, jointly and severally, to indemnify and hold Escrow Agent harmless from and against any reasonable loss, damage, costs, charges, judgments, attorneys' fees or other sums that Escrow Agent may suffer, incur or pay, arising out of or in connection with the execution and/or performance of this Escrow Agreement, unless caused by or arising from Escrow Agent's own gross negligence or willful misconduct. PBID and Makena shall, at their expense, jointly and severally, defend any action or proceeding instituted against Escrow Agent that relates, directly or indirectly, to the subject matter of this Escrow Agreement;

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provided, however, if Escrow Agent elects to defend itself in any such action, it shall be privileged to do so at its own expense. Escrow Agent will use its best efforts to perform its duties hereunder with reasonable care and diligence and shall not be liable hereunder except for gross negligence or willful misconduct. The rights, duties and obligations of Escrow Agent are strictly limited to those which are expressly set forth in this Escrow Agreement, and Escrow Agent shall be under no implied obligation or subject to any implied liability hereunder. Escrow Agent hereby agrees to perform all such express rights, duties and obligations in good faith and in accordance with the terms and provisions of this Escrow Agreement.

         10. Term of the Escrow; Survival. The escrow provided by this Escrow Agreement shall terminate upon the disbursement of all of the Shares from the Escrow Account; provided that the indemnification set forth in Section 9 shall survive termination of the escrow.

         11. Terms. All references in this Escrow Agreement to Escrow Agent shall be deemed to include its successors. The Escrow Agent and this Escrow Agreement are the "Escrow Agent" and the "Escrow Agreement," respectively, referred to in the Settlement Agreement.

         12. Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. In addition, whenever in this Escrow Agreement, PBID and Makena are to deliver a jointly signed writing to Escrow Agent or to jointly advise said Escrow Agent in writing, such writing may in each and all cases be signed jointly or in counterparts and such counterparts shall be deemed to be one instrument.

         13. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by facsimile, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section
13):

         (a)      if to Makena:

                  Makena Commercentre II, LLC
                  26522 La Alameda Suite 285
                  Mission Viejo CA 92691
                  Attention: Brad Kelly
                  Facsimile: (949) 348-3334

         (b)      if to PBID:

                  Pacific Biometrics, Inc.
                  220 West Harrison St.
                  Seattle, WA 98119
                  Attention: Ronald Helm
                  Facsimile: (206) 298-9838

         (c)      if to the Escrow Agent:

                  U.S. Bank Trust National Association
                  c/o U.S. Bank Corporate Trust Services
                  180 East Fifth Street
                  St. Paul, MN 55101
                  Attention: Susan Selser
                  Facsimile: (651) 244-8555

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                  with a copy to:

                  U.S. Bank Corporate Trust Services
                  1420 Fifth Avenue, 7th Floor
                  Seattle, WA 98101
                  Attention: Shirley Young
                  Facsimile: (206) 344-4630

         14. Assignment. No assignment of any rights or obligations of PBID or Makena under this Escrow Agreement may be made without the prior written consent of the other party.

         15. Entire Agreement. Except for those provisions of the Settlement Agreement referenced herein, this Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

         16. Waivers. No waiver by any party hereto of any condition or of any breach of any provision of this Escrow Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

         17. Amendments. This Agreement may be amended only with the written consent of PBID, Makena and the Escrow Agent.

         18. Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of California.

         EXECUTED as of the date first above written, by duly authorized representatives of the parties hereto, intending to be legally bound hereby.

                                 MAKENA COMMERCENTRE II, LLC,
                                 a California limited liability company

                                 By:  /s/ Norman N. Nowell
                                      -----------------------------------------
                                      Norman N. Nowell, Managing Member

                                 MAKENA PARTNERS,
                                 a California general partnership

                                 By:  /s/ Norman N. Nowell
                                      -----------------------------------------
                                      Norman N. Nowell, Partner

                                 PACIFIC BIOMETRICS, INC.,
                                 a Delaware corporation

                                 By:  /s/ Ronald Helm
                                      -----------------------------------------
                                      Ronald Helm, Chief Executive Officer

         The Escrow Agent hereby acknowledges receipt of the Shares and accepts the same subject to the terms and conditions of this Agreement.

DATED May 31, 2003

         ESCROW AGENT:          U.S. BANK TRUST NATIONAL ASSOCIATION

                                By: /s/ Shirley Young
                                    --------------------------------------------
                                    Assistant Vice President

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         U.S. Bank Trust National Association
         Corporate Trust Services

                      SCHEDULE OF FEES FOR ESCROW SERVICES

                            Pacific Biometrics, Inc.
                                 Escrow Account

ACCEPTANCE FEE

         The acceptance fee includes the review
         of all documents, initial set-up of the account, and
         other reasonably required services up to and
         including the closing. This is a one-time fee,
         payable at closing.                                         $1,000.00

ADMINISTRATION/AGENT FEES

         Annual account administration fee covers the normal duties of the escrow agent associated with the management of the account. Administration fees are payable in advance and will not be prorated.

                  Escrow Agent                                       $1,500.00


DIRECT OUT OF POCKET

         Reimbursement of direct expenses associated with the
         performance of our duties, including but not limited
         to publications, legal, and travel expenses, and
         filing fees. EXTRAORDINARY SERVICES                           At Cost

         Charge for duties or responsibilities of an unusual nature not provided for in the indenture or otherwise set forth in this schedule. A reasonable charge will be made based on the nature of the service and the responsibility involved. These charges will be billed as a flat fee or our hourly rate then in effect, at our option.

Final account acceptance is subject to review of documents. Fees are based on our understanding of the transaction and are subject to revision if the structure is changed. In the event this transaction does not close, any related out-of-pocket expenses will be billed to you at cost. Fees for any services not specifically covered will be based on appraisal of services rendered.

With general reference to all of our charges, it should be understood that they are subject to adjustment from time to time, upon written notification.

The fees in this schedule are the terms under which you agree to do business. Closing the transaction constitutes agreement to this fee schedule, as does payment of the invoice received after subsequent fee adjustment notification.

Absent your instructions to sweep or otherwise invest balances, no interest, earnings, or other compensation for uninvested balances will be paid to you.

Escrow fees are subject to Washington State sales taxes, currently 8.80%.

Dated:  September 25, 2003                                         CONFIDENTIAL

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